EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-40737) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 33-34191) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-40735) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTX, Inc. 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-3 No. 333-65642) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-101598) pertaining to the Underwritten Offering of Common Stock; the Registration Statement (Form S-3 No. 333-90756) pertaining to Ventas, Inc. and subsidiaries; and the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan, of our report dated February 7, 2003 except for Note 5 as to which the date is June 30, 2003, with respect to the consolidated financial statements and schedule of Ventas, Inc. included in this Current Report on Form 8-K of Ventas, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

August 13, 2003